CONSENT OF INDEPENDENT AUDITOR

We consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-191274 and 333-194937) of Rocket Fuel Inc. of our report dated June 30, 2014, relating to our audit of the consolidated financial statements of X Plus Two Solutions, Inc. as of December 31, 2013 and 2012 and for each of the years in the three year period ended December 31, 2013, included in this Current Report on Form 8-K/A of Rocket Fuel Inc.

/s/ McGladrey LLP
Boston, Massachusetts
November 5, 2014